Exhibit 10.2

FIRST AMENDMENT TO

MANUFACTURING AND DISTRIBUTORSHIP LICENSE AGREEMENT

THIS FIRST AMENDMENT TO MANUFACTURING AND DISTRIBUTORSHIP LICENSE AGREEMENT (this “Amendment”) is effective as of January 24, 2025, by and between Limitless X, Inc., a Nevada corporation (“LimitlessX” or “Manufacturer”) and Limitless Performance Inc., a California corporation (“LPI” and together with the LimitlessX, each a “Party”, and collectively the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Manufacturing and Distributorship License Agreement with an effective date of December 1, 2021 (as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated, or replaced, the “MDLA”).

WHEREAS, LimitlessX and LPI have mutually agreed to amend the MDLA to provide that LPI will waive its right to receive royalty payments under the MDLA for a period of three (3) years;

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WHEREAS, the Parties desire to modify the MDLA to reflect the foregoing as set forth herein.

NOW, THEREFORE, in consideration of the promises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the MDLA, and all references to Sections, shall mean the Sections of the MDLA unless reference is made to another document.

2. Amendment to MDLA. Section 11 of the MDLA is hereby amended by the addition of provision 11(d), which provides as follows:

11(d): Effective as of January 24, 2025, LPI agrees to waive, for a period of three (3) years ending on December 31, 2027 (the “Waiver Period”), its right to receive royalty payments under this Agreement. LimitlessX shall have no obligation to pay LPI any royalties hereunder during the Waiver Period other than royalty payments that accrued prior to the Waiver Period and are due and payable to LPI. Following the Waiver Period, LPI is entitled to receive royalty payments in accordance with the terms of this Section 11. The Parties may mutually agree in writing to extend the Waiver Period.

3. Full Force and Effect. Except as specifically amended, modified, or supplemented by this Amendment, the MDLA shall remain unchanged and in full force and effect.

4. Governing Law. The Parties expressly agree that this Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any conflict-of-law principles.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature), or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LIMITLESS X, INC.

By:	/s/ Danielle Young
Chief Operating Officer

LIMITLESS PERFORMANCE INC.

By:	/s/ Jaspreet Mathur
Jaspreet Mathur, Authorized Signatory

[Signature Page to First Amendment to Manufacturing and Distributorship License Agreement]